NOTICE OF WITHDRAWAL
                                     of
          Previously Assigned Units of Limited Partnership Interest
                                     of

                           [Name of Partnership]

                                     to

                       HIGH RIVER LIMITED PARTNERSHIP

   Pursuant to the Offer to Purchase Dated September 20, 1996, as Amended

                                                  Tax Identification No:

                        INSTRUCTIONS FOR WITHDRAWAL

     A written or facsimile transmission of a Notice of Withdrawal may be submitted at any time prior to the Expiration Date (or any extensions thereof) to the Depositary for the High River Limited Partnership
     Offer:

To:  IBJ Schroder Bank & Trust Company, Depositary

     By Mail                              By Courier or Hand Delivery

P.O. Box 84                               One State Street
Bowling Green Station                     Attention: Securities Processing
Attention: Reorganization Operations                 Window
           Department                                Subcellar One (SC-1)
           New York, New York 10274-0084             New York, New York 10004
By facsimile                              To Confirm by Telephone
(212) 858-2611                            (212) 858-2103

Please refer to the procedures for withdrawal set forth in Section 4, "Withdrawal Rights" in the Offer to Purchase

To:  IBJ Schroder Bank & Trust Company, Depositary

Ladies/Gentlemen:

     Unless otherwise indicated in the box below, the units of limited partnership interest ("Units") of the Partnership as listed below which were previously tendered pursuant to the High River Limited Partnership Offer to Purchase dated September 20, 1996, as amended, are hereby withdrawn. Please return the tendered Unit certificate(s) and all rights with respect thereto promptly to the undersigned at the address listed above. Unless otherwise indicated, the number of Units being withdrawn are ALL of the Units tendered as printed (or marked) in the "Number of Units Withdrawn" column below.

      DESCRIPTION OF UNIT(S) WITHDRAWN AND SIGNATURE(S) OF UNITHOLDERS

               Partnership                  Number of Units Withdrawn


    REGISTERED OWNER(S) SIGNATURE BOX         FIDUCIARY INFORMATION BOX
        (All Owners Must Sign)

  If tendered by the Registered Owners    Complete this box only if
  listed above, please sign exactly as    signing as a trustee,
  your name(s) is/are printed (or         executor, administrator,
  corrected) above. For joint owners,     guardian, attorney-in-fact,
  each joint owner must sign. Note:       officer of a corporation
  The signatures of the persons           or other person acting in a
  signing this Withdrawal Notice must     fiduciary or representative
  be the same as those signing the        capacity.  Note: The signatures
  Assignment previously submitted in      of the persons signing this
  every respect.                          Withdrawal Notice must be
                                          the same as those signing
                                          the Assignment previously
                                          submitted in every
                                          respect.

  X______________________________
    (Signature of Owner)         (Date)   Name(s) and Capacity: ____________
                                                                ____________
  X______________________________         Address:              ____________
     (Signature of Co-Owner)     (Date)
                                          City, State, Zip:     ____________